UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2009

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 20, 2009, Kilroy Realty, L.P., as borrower, and Kilroy Realty Corporation, as guarantor, entered into Amendment No. 3 (the “Amendment”) to the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with the Banks listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Commerzbank AG and Wachovia Bank, National Association, as Syndication Agents, J.P. Morgan Securities Inc. and Banc of Ameria Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and Keybank National Association and PNC Bank, National Association, as Co-Documentation Agents. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement or the Amendment, as applicable.

The Amendment amends and restates Section 5.20(a) of the Credit Agreement so that the occupancy covenant is suspended unless the unencumbered asset pool debt service coverage falls to 3.5x or below. At June 30, 2009, the unencumbered asset pool debt service coverage was 5.1x. Unencumbered asset pool debt service coverage is calculated by dividing the unencumbered asset pool net operating cash flow by the unsecured debt service on a trailing four quarter basis.

The above summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this report as Exhibit 10.1. The full text of the Amendment is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(d) Exhibits.

10.1    Amendment No. 3 to Fourth Amended and Restated Credit Agreement dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

Date: July 23, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Amendment No. 3 to Fourth Amended and Restated Credit Agreement dated July 20, 2009

*	Filed herewith.

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